UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2005

Bell Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

California	001-11471	95-2039211
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1960 E. Grand Avenue, Suite #560, El Segundo, California		90245
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-563-2355

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2005, Bell Industries, Inc. ("Bell"), as authorized by the Compensation Committee of its Board of Directors, paid annual cash bonuses to each of Bell’s executive officers in respect to the year ended December 31, 2004. The cash bonuses awarded were based on both the achievement of financial performance goals and various non-financial measures. With the exception of Mr. Charles S. Troy, who was awarded a financial bonus based on the financial performance of a business unit that he oversees, the financial performance goals established for the executive officers were not met. The Compensation Committee considered various factors in setting the amounts of the non-financial bonuses paid, including the achievement of various non-financial objectives that were established for each officer, competitive pay practices, and job scope and responsibility. The cash bonuses paid to each officer for 2004 are attached hereto as Exhibit 10.1.

Bell intends to provide additional information regarding the compensation of each of its executive officers for the year ended December 31, 2004 in the proxy statement for Bell’s 2005 Annual Meeting of Shareholders, which is expected to be filed with the Securities and Exchange Commission in April 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bell Industries, Inc.

March 15, 2005	By:	/s/ Russell A. Doll

Name: Russell A. Doll
Title: Acting President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Annual Cash Bonus for Executive Officers